Execution Version

Exhibit 10.1

VOTING AGREEMENT, dated as of January 3, 2021 (this “Agreement”), among EMS Silver Inc., a Delaware corporation (“Parent”), and the Persons listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS Parent, EMS Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and SMTC Corporation, a Delaware corporation (the “Company”) propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company;

WHEREAS each Stockholder beneficially owns the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants to Parent (only as to such Stockholder and not any other Stockholder) as follows:

(a)  Authority; Execution and Deliver; Enforceability.  Such Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by such Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder.  Such Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to such enforceability potentially being limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally.  The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of any Contract to which such Stockholder is a party or by which any properties or assets of such Stockholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any action, judgment or

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applicable Law applicable to such Stockholder or the properties or assets of such Stockholder.  If such Stockholder is a natural Person who is married and resides in a community property state, then such Stockholder’s spouse shall execute and deliver to Parent a spousal consent in the form of Annex I hereto within five (5) days following the date of this Agreement.

(b) No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(c)  The Subject Shares.  Such Stockholder is the record and beneficial owner of, and has good and marketable title to, such Stockholder’s Subject Shares, free and clear of any Liens other than restrictions on transfer under applicable state and federal securities Laws.  Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than his, her or its Subject Shares.  Such Stockholder has the sole right to vote his, her or its Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement or the Merger Agreement.

(d)   Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of such Stockholder.

(e)   Merger Agreement.  Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder as follows: (i) Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent, (iii) Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to such enforceability potentially being limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, (iv)  the execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation

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of any Lien upon any of the properties or assets of Parent under, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any action, judgment or applicable Law applicable to Parent or the properties or assets of Parent, and (v) no consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports by Parent under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 3.  Agreement to Vote; Other Covenants of the Stockholders.  Such Stockholder covenants and agrees as follows:

(a)  Agreement to Vote.

(1)  In Favor of Merger.  At any meeting of the stockholders of the Company called to seek the Company Stockholder Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger, or any other Transaction is sought, such Stockholder (i) shall, if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by Parent or the Company for written consent, if any, and (ii) shall vote or cause to be voted (including by written consent, if applicable) the Subject Shares in favor of granting the Company Stockholder Approval.  Notwithstanding anything to the contrary herein, Stockholder shall not be required to vote or consent the Subject Shares in favor of any proposal to amend the Merger Agreement which would result in (A) a change to the form of consideration to be paid thereunder or (B) a decrease in the aggregate Merger Consideration.

(1)  Against Other Transactions.  At any meeting of stockholders of the Company or at any postponement or adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) the Subject Shares against (including by withholding written consent, if applicable) (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Acquisition Proposal, (iii) any election of directors of the Company (other than the election of directors proposed by the Company as part of “management’s slate” in the Company’s own proxy statement) or any other matters proposed by a third party in a proxy solicitation and (iv) any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any Company Subsidiary, which amendment or other proposal or transaction would be reasonably likely to in any manner impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or the Merger or

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any other Transaction or change in any manner the voting rights of any class of Company capital stock.  Such Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

(2)  Revoke Other Proxies.  Such Stockholder represents that any proxies heretofore given in respect of his, her or its Subject Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(3)  Irrevocable Proxy.  Such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote his, her or its Subject Shares, or grant a consent or approval in respect of such Subject Shares in a manner consistent with this Section 3(a).  Such Stockholder understands and acknowledges that Parent is entering into and causing Merger Sub to enter into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.  Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(a)(4) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.  The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.  Upon delivery of written request to do so by Parent, such Stockholder shall as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of the irrevocable proxy set forth in this Section 3(a)(4).

(b)  No Transfer.  Other than pursuant to this Agreement, such Stockholder shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of Law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger, (ii) grant any proxies (other than as set forth in this Agreement or the Merger Agreement) or enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, (iii) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Stockholder from performing any of its obligations hereunder.  Any action attempted to be taken in violation of the preceding sentence will be null and void.  Such Stockholder hereby authorizes and

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requests Parent or the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting of the Subject Shares).  Notwithstanding the foregoing, such Stockholder may make (A) transfers by will or by community property laws or other transfers for estate-planning purposes, subject to the transferee executing and delivering a voting agreement substantially identical to this Agreement to Parent prior to such transfer, in which case this Agreement shall bind the transferee, (B) with respect to the Stockholder’s Company Options which expire on or prior to the termination of this Agreement, transfers, sale, or other disposition of Subject Shares to the Company as payment for the (1) exercise price of the Stockholder’s Company Options and (2) taxes applicable to the exercise of such Stockholder’s Company Options (it being understood that any Shares received upon such exercise will be Subject Shares), (C) with respect to the Stockholder’s Company RSUs, (1) transfers for the net settlement of Stockholder’s Company RSUs settled in Subject Shares (to pay any tax withholding obligations) or (2) transfers for receipt upon settlement of such Stockholder’s Company RSUs, and the sale of a sufficient number of such Subject Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate taxes payable by the Stockholder as a result of such settlement (but which transferred Subject Shares shall be considered Subject Shares for purposes of this Agreement), (D) if the Stockholder is a partnership or limited liability company, a transfer to one or more partners or members of Stockholder or to an Affiliated corporation, trust or other Person under common control with the Stockholder, or if the Stockholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has executed and delivered a voting agreement substantially identical to this Agreement to Parent prior to such transfer and (E) transfers, sales or other dispositions as Parent may otherwise agree in writing in its sole discretion.  If any voluntary or involuntary transfer of any Subject Shares covered hereby shall occur (including a transfer or disposition permitted by the foregoing sentence, sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

(c)  No Solicitation.  Such Stockholder, solely in his, her or its capacity as a stockholder of the Company, shall not, and shall cause any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, such Stockholder not to, directly or indirectly (i) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into any Acquisition Agreement with respect to any Acquisition Proposal or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with or facilitate or enable any Acquisition Proposal.  The Stockholder shall promptly advise the Company of any Acquisition Proposal or inquiry made to the Stockholder with respect to or that Stockholder believes could reasonably be

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expected to lead to any Acquisition Proposal, and the identity of the person making any such Acquisition Proposal or inquiry and the terms thereof.

(d)  Waiver of Appraisal Rights.  Such Stockholder hereby irrevocably waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL and any other similar statute in connection with the Merger.

(e)  No Inconsistent Actions or Statements.  Such Stockholder, solely in his, her or its capacity as a stockholder of the Company, shall not, and shall cause its Affiliates not to, (i) make any Acquisition Proposal or (ii) issue any press release or make any other public statement with respect to the Merger Agreement, the Merger any other Transaction Agreement or Transaction, without the prior consent of Parent, except in the case of this clause (ii) as may be required by applicable Law.

(f)  Disclosure in Proxy Statement.  Such Stockholder consents and authorizes Parent and the Company to publish and disclose in the Proxy Statement and all documents filed with the SEC in connection with the Merger Agreement its identity and beneficial ownership of the Subject Shares and the nature of its obligations under this Agreement.

(g)  Notification of Acquisition of Additional Shares.  At all times during the period commencing with the execution and delivery of this Agreement and continuing until termination hereof, such Stockholder shall promptly notify Parent of the number of any additional shares of Company Common Stock, Company Series A Preferred Stock or other capital stock of the Company and the number and type of any other voting securities of the Company acquired by such Stockholder, if any, after the date hereof and promptly deliver to Parent an updated Schedule A including such Subject Shares.  In the event of a stock dividend or distribution, or any change in any of the Company Common Stock, Company Series A Preferred Stock or other capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the terms “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged.

Section 4.  Termination.  This Agreement shall terminate upon the earliest of (i) the Effective Time; (ii) upon the termination of the Merger Agreement in accordance with its terms; (iii) with respect to any Stockholder, the mutual written agreement of such Stockholder and Parent to terminate this Agreement; (iv) the occurrence of a Change of Board Recommendation with respect to a Superior Proposal pursuant to the terms of the Merger Agreement; or (v) upon the effectiveness of any amendment, waiver or modification of the Merger Agreement that results in (A) a change to the form of consideration to be paid thereunder, or (B) a decrease in the Merger Consideration (in the cases of the foregoing clause (v), other than has been consented to by the applicable Stockholder).  Notwithstanding anything to the contrary, no termination of this Agreement shall relieve any party for any breach hereof prior to such termination.

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Section 5. Additional Matters.  Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 6.  General Provisions.

(a) Amendments.  This Agreement may be amended by each of Parent (by action taken by or on behalf of its board of directors) and the Stockholder at any time prior to the Effective Time; provided, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(a)  Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries, if applicable. Nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director or officer of the Company in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.  Stockholder shall have no liability to Parent, Merger Sub, or any of their affiliates under this Agreement as a result of any action or inaction by such Stockholder acting in his or her capacity as a director or officer of the Company.

(b)  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.3 of the Merger Agreement and to each Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c)  Mutual Drafting; Interpretation.  Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision.  For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.  As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement.  Except as otherwise indicated, all references in this Agreement to

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“Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.  All references in this Agreement to “$” are intended to refer to U.S. dollars.  Unless otherwise specifically provided for herein, the term “or” will not be deemed to be exclusive.

(d)  Severability.  If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(e)  Counterparts.  This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement will become effective when each party hereto will have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile will be sufficient to bind the parties to the terms and conditions of this Agreement.

(f)  No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between Parent and any Stockholder unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of the Company, the Merger Agreement and the Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by Parent and such Stockholder.

(g)  Entire Agreement.  This Agreement (together with the Merger Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(h)  No Third-Party Beneficiaries.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights (except the rights conferred upon those Persons specified as proxies pursuant to Section 3(a)(4)) or remedies hereunder.

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(i)  Governing Law.  This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

(j)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent will be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided, that Parent may designate another wholly owned direct or indirect Subsidiary to be a constituent corporation in the Merger in lieu of Merger Sub, so long as Parent provides the Company with reasonable advance written notice thereof, in which event all references to Merger Sub in this Agreement will be deemed references to such other wholly owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement will be deemed representations and warranties made with respect to such other wholly owned Subsidiary.

(k)  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any other court and (e) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

EMS SILVER INC.

By	Name: Title:

[Name of Stockholder]

By	Name: Title:

[Signature Page to Voting Agreement]

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SCHEDULE A

Name and Address of Stockholder	Total Shares of Common Stock Owned

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ANNEX I

Spousal Consent

The undersigned represents and warrants that the undersigned is the spouse of:

Name of Stockholder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), dated as of January 3, 2021, by and among EMS Silver Inc., a Delaware corporation (“Parent”), the undersigned’s spouse, and any other parties signatory thereto.  The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.  The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: [•], 2021
Name:

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